    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 22, 1996

                                                  REGISTRATION NO. 333-
                                                                       ---------
- --------------------------------------------------------------------------------

                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          VOICE CONTROL SYSTEMS, INC.
                          ---------------------------
             (Exact name of registrant as specified in its charter)

            DELAWARE                                          75-1707970
            --------                                          ----------
  (State or other jurisdiction                             (I.R.S. Employer
of incorporation or organization)                         Identification No.)

                          14140 MIDWAY ROAD, SUITE 100
                              DALLAS, TEXAS 75244
                                 (214) 726-1200
                                 --------------
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                 VCS INDUSTRIES, INC. 1986 INCENTIVE STOCK PLAN
                            (Full title of the plan)

                           PETER J. FOSTER, PRESIDENT
                          VOICE CONTROL SYSTEMS, INC.
                          14140 MIDWAY ROAD, SUITE 100
                              DALLAS, TEXAS 75244
                                 (214) 726-1200
                                 --------------
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:

                                Bruce H. Hallett
                                Crouch & Hallett
                           717 N. Harwood, Suite 1400
                              Dallas, Texas  75201
                                 (214) 953-0053


                        CALCULATION OF REGISTRATION FEE

- ---------------------------------------------------------------------------------------------------------
                                           Proposed Maximum      Proposed Maximum
 Title of Securities     Amount to be     Offering Price Per    Aggregate Offering         Amount of
  to be Registered        Registered            Share*                Price*           Registration Fee
- ---------------------------------------------------------------------------------------------------------
  Common Stock
  $.01 Par Value           383,201             $12.125              $4,646,312             $1,602.17
- ---------------------------------------------------------------------------------------------------------

*Estimated pursuant to Rule 457(c) solely for the purpose of calculating the registration fee and based on the closing price per share on May 16, 1996.

This Registration Statement also covers an indeterminate number of shares as may be issued as a result of the anti-dilution provisions of the Plans.

                                     PART I

            INFORMATION REQUIRED IN THE SECTION 10 (A) PROSPECTUS


          The document(s) containing information specified by Part I of this Form S-8 Registration Statement (the "Registration Statement") will be sent or given to participants in the plan listed on the cover page of this Registration Statement (the "Plan") as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, (the "1933 Act"). Such document(s) are not being filed with the Commission but constitute (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof), a prospectus that meets the requirements of Section 10(a) of the 1933 Act.

                                    PART II

                     INFORMATION INCORPORATED BY REFERENCE

Item 3.   Incorporation of Documents by Reference

          The following documents filed with the Commission are incorporated herein by reference:

          (a) The Company's Annual Report on Form 10-KSB for the year ended December 31, 1995, dated March 30, 1996 as filed by the Company pursuant to Section 13 or 15(d) of the 1934 Act, as amended (the "Exchange Act").

          (b) All other reports filed pursuant to Section 13 or 15(d) of the Exchange Act, since December 31, 1995.

          (c) The description of the Company's Common Stock, $.01 par value ("Common Stock") which is contained in the Company's latest registration statement filed under the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

          All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item 4.   Description of Securities

          Not applicable.

Item 5.   Interests of Named Experts and Counsel.

          Not applicable.

Item 6.   Indemnification of Directors and Officers

          Article VI of the Company's Bylaws expressly directs the Company to indemnify any director, officer, employee, or agent of the Company or any person serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses (including attorney's fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the Company) to which such person is a party by virtue of such status if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful. The termination of such action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, will not create a presumption that such person did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, that he had reasonable cause to believe that his conduct was unlawful.

          Article VI also provides that the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in the Company's favor by reason of the fact that such person is or was a director, trustee, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) and amounts paid in settlement actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company; however, no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for gross negligence or willful misconduct in the performance of such person's duty to the Company unless and only to the extent that, the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as such court shall deem proper. The termination of any action or suit by judgment or settlement shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interest of the Company.

          The Bylaws further provide that any indemnification shall be made only upon a determination that such indemnification is proper under the standards described above. Such determination shall be made (i) by a majority vote of a quorum of the Company's Board, or (ii) if such quorum is not obtainable, by a quorum of disinterested directors, or (iii) by independent legal counsel or
(iv) by the shareholders. If successful, in whole or in part, on the merits of any action, a person shall be indemnified for expenses actually and reasonably incurred.

          Expenses incurred in defending a civil or criminal action, suit or proceeding shall be paid by the Company, at any time or from time to time in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in Article VI of the Bylaws. The indemnification and advancement of expenses provided by or granted pursuant to
Article VI shall not be deemed exclusive of any other rights to which those indemnified or those seeking advancement of expenses may be entitled under any law, bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such person.

          The Certificate of Incorporation of the Company eliminates personal liability of directors, to the fullest extent permitted by Delaware law, to the Company and its stockholders for monetary damages for breach of fiduciary duty as a director.

Item 7.   Exemption for Registration Claimed.

          Not applicable.

Item 8.   Exhibits.

NUMBER    DESCRIPTION OF EXHIBIT

4.1 VCS Industries, Inc. 1986 Incentive Stock Plan (filed with the Securities and Exchange Commission on April 11, 1994 as Exhibit
          10.37 to the Company's Registration Statement on Form S-4 dated April 11, 1994, Registration No. 33-77658, and incorporated by reference herein).

5.1*      Opinion of Crouch & Hallett

23.1*     Consent of BDO Seidman, LLP



*     Filed herewith.

Item 9.   Undertakings

    The undersigned registrant hereby undertakes that it will:

    (1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

           (i) Include any prospectus required by Section 10(a) (3) of the Securities Act of 1933;

           (ii) Reflect in the prospectus any facts or events which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

           (iii) Include any additional or changed material information on the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

           provided, however, that (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

    (2) For the purpose of determining any liability under the Securities Act of 1933, treat each such post-effective amendment as a new registration statement of the securities offered, and the offering of such securities at that time to be the initial bona fide offering thereof.

    (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the intial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on May 19, 1996.

                                     VOICE CONTROL SYSTEMS, INC.


Date:  May 19, 1996                  By:  /s/ Peter J. Foster
                                          --------------------------------------
                                          Peter J. Foster,
                                          President and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature                                                                        Date
- ---------                                                                        ----
                                                                             May 19, 1996
- ---------------------------------------------------------
John B. Torkelsen
Chairman and Director


/s/ Peter J. Foster                                                          May 19, 1996
- ---------------------------------------------------------
Peter J. Foster
President, Chief Executive Officer and Director


/s/ Kim S. Terry                                                             May 19, 1996
- ---------------------------------------------------------
Kim S. Terry
Vice President, Controller and Corporate Secretary
(Principal Financial and Accounting Officer)


/s/ Melvyn J. Goodman                                                        May 19, 1996
- ---------------------------------------------------------
Melvyn J. Goodman
Director


                                                                             May 19, 1996
- ---------------------------------------------------------
John Lucas-Tooth
Director


/s/ Neal J. Robinson                                                         May 19, 1996
- ---------------------------------------------------------
Neal J. Robinson
Director

                               INDEX TO EXHIBITS


Exhibit
Number                     Description of Exhibits
- -------                    -----------------------
4.1      VCS Industries, Inc. 1986 Incentive Stock Plan (filed with the Securities and Exchange Commission on April 11,
         1994 as Exhibit 10.37 to the Company's Registration Statement on Form S-4 dated April 11, 1994, Registration
         No. 33-77658, and incorporated by reference herein).

5.1*     Opinion of Crouch & Hallett

23.1*    Consent of BDO Seidman, LLP



*        Filed herewith.